UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2024, Rhythm Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with certain affiliates of Perceptive Advisors LLC (“Perceptive”) and certain other investors (each, an “Investor” and collectively, the “Investors”), relating to the issuance and sale of 150,000 shares of a new series of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”), for an aggregate purchase price of $150,000,000, or $1,000 per share (the “Issuance”). The closing of the Issuance is subject to certain conditions and is expected to occur on April 15, 2024 (the “Initial Issue Date). Prior to the date hereof, certain of the investors and certain of their affiliated entities held over 5% of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Certificate of Designations and Designation of Convertible Preferred Stock

The Convertible Preferred Stock will rank senior to the shares of the Company’s Common Stock, with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Convertible Preferred Stock will initially have a liquidation preference of $1,000 per share; provided that the liquidation preference in dissolution or upon a change of control shall be increased to be 175% of the then applicable liquidation preference, as described in the Certificate of Designations, which will be filed by the Company with the Secretary of State of the State of Delaware and become effective on or about the Initial Issue Date (the “Certificate of Designations”). Holders of the Convertible Preferred Stock will be entitled to a regular dividend (the “Dividend”), at the rate of, (a) for the period beginning on, and including, the Initial Issue Date and ending on, but excluding, the second anniversary of the Initial Issue Date, 0.00% per annum and (b) for the period beginning on, and including, the second anniversary of the Initial Issue Date, six percent 6.00% per annum, compounding quarterly, paid-in-kind or paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations. In addition, no dividend or other distribution on the Common Stock will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Convertible Preferred Stock.

Conversion Rights and Mandatory Conversion

The Convertible Preferred Stock will be convertible into shares of Common Stock at the option of the holders thereof at any time following the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Should the closing sale price per share of Common Stock exceeds 250% of the conversion price for at least twenty (20) of thirty (30) consecutive trading days, then the Company has the right to mandatorily convert the Convertible Preferred Stock, subject to certain restrictions based the liquidity of the Common Stock and the expiration or termination of any applicable waiting period under the HSR Act. The initial conversion rate is 20.8333 shares of Common Stock to be issued upon the conversion of each $1,000 of liquidation preference (the “Conversion Rate”). The implied conversion price is initially $48.00. The conversion rate is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The conversion rate is also subject to adjustment for certain dilutive offerings occurring prior to the date on which the Company releases unblinded results for FRI065 Trial Design Of A Double-blind, Randomized, Placebo-controlled, Phase 3 Study Of Setmelanotide In Patients With Hypothalamic Obesity (ClinicalTrials.gov Identifier: NCT05774756) including the results of the primary endpoints thereunder.

No holder of Convertible Preferred Stock may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and to the extent that such conversion would result in the holder beneficially owning in excess of 19.99% of the aggregate number of votes entitled to be cast generally at a meeting of the Company’s stockholders held for the election of directors by all outstanding shares of the Company’s common stock (regardless of class). In addition, each holder of the Convertible Preferred Stock may elect a lower beneficial ownership limit to apply to it (such limitations, collectively, the “Ownership Limitations”).

Voting and Consent Rights

Initially, holders of the Convertible Preferred Stock will not be entitled to voting rights in the election of directors of the Company. Following the expiration or termination of any applicable waiting period under the HSR Act, holders of the Convertible Preferred Stock generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Ownership Limitations. Additionally, certain matters will require the approval of the holders of two-thirds of the outstanding Convertible Preferred Stock, voting as a separate class, including (1) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or pari passu equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or pari passu equity securities, (2) amendments, modifications or repeal of any provision of the Company’s charter or of the Certificate of Designations that would adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock, and (3) certain business combinations and binding or statutory share exchanges or reclassification involving the Convertible Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock.

Repurchase Rights

Each Investor will have the right to require the Company to repurchase such Investor’s Convertible Preferred Stock upon the consummation of a Change of Control (as defined in the Certificate of Designations) meeting certain criteria, at a price equal to 175% of the then applicable liquidation preference and on the terms set forth in the Certificate of Designations. The Company will have the right to repurchase all, but not less than all, of the shares of Convertible Preferred Stock, at a price equal to the then applicable liquidation preference, on or after the fifth anniversary of the Initial Issue Date.

Transfer Restrictions

During the first six months following the Initial Issuance Date, the Investors will be restricted from transferring the Convertible Preferred Stock and the shares of Common Stock underlying it, subject to certain specified exceptions set forth in the Investment Agreement.

The foregoing description of the Investment Agreement and the Certificate of Designations is, in each case, not complete and is qualified in its entirety by reference to the Investment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the form of the Certificate of Designations, which is attached as Exhibit A to the Investment Agreement, respectively, each of which is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Issuance, the Company will enter into a Registration Rights Agreement with the Investors, pursuant to which the Company will grant the Investors certain customary registration rights with respect to the shares of Common Stock issuable upon conversion of Convertible Preferred Stock.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is which is attached as Exhibit B to the Investment Agreement, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Investment Agreement, the Company has entered into the Investment Agreement for the issuance and sale of 150,000 shares of Convertible Preferred Stock. The offer and sale of the shares of Convertible Preferred Stock through the Investment Agreement are being made in reliance an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The shares of Common Stock issuable upon conversion of shares of the Convertible Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 8.01. Other Events.

In light of the Investment Agreement, the Company is providing the following update to its cash guidance. Based on its current operating plans, the Company expects that its existing cash, cash equivalents and short-term investments, taking into account the net proceeds from the sale of Preferred Stock, will be sufficient to fund its operating expenses and capital expenditure requirements into 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the potential, safety, efficacy, and regulatory and clinical progress of, and our business strategy and plans for, our drug products, the anticipated benefits of and activities under the investment transaction, our use of proceeds from the transaction, the expected timing for closing of the transaction; the sufficiency of our cash, cash equivalents and short-term investments to fund our operations; and the issuance of dividends. Statements using word such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. Such statements are subject to numerous risks and uncertainties, including, but not limited to, our ability to enroll patients in clinical trials, the design and outcome of clinical trials, the impact of competition, the ability to achieve or obtain necessary regulatory approvals, risks associated with data analysis and reporting, our ability to successfully commercialize setmelanotide, our liquidity and expenses, our ability to retain our key employees and consultants, and to attract, retain and motivate qualified personnel, and general economic conditions, and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 shall be deemed to be furnished, and not filed.

Exhibit No.	Description
10.1	Investment Agreement, dated as of April 1, 2024, by and among Rhythm Pharmaceuticals, Inc., and the investors named therein
99.1	Press release dated April 1, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: April 1, 2024	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer